Exhibit 107

CALCULATION OF FILING FEE TABLES

Form S-8

(Form Type)

Chinook Therapeutics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Table 1 – Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common stock, par value $0.0001 per share, 2015 Equity Incentive Plan	Rule 457(c) and Rule 457(h)	2,618,821(2)	$22.80(3)	$59,696,024.70(3)	0.00011020	$6,578.50

Equity	Common stock, par value $0.0001 per share, 2015 Employee Stock Purchase Plan	Rule 457(c) and Rule 457(h)	654,705(4)	$19.38(5)	$12,685,400.40(5)	0.00011020	$1,397.93

Equity	— To be issued under an Inducement Stock Option Award, dated May 6, 2022	Rule 457(h)	45,000(6)	$13.64(7)	$613,800.00(7)	0.00011020	$67.64

Equity	— To be issued under an Inducement Stock Option Award, dated July 29, 2022	Rule 457(h)	24,700(8)	$18.51(9)	$457,197.00(9)	0.00011020	$50.38

Equity	— To be issued under an Inducement Stock Option Award, dated January 5, 2023	Rule 457(h)	28,900(10)	$24.50(11)	$708,050.00(11)	0.00011020	$78.03

Total Offering Amounts							$74,160,472.10

Total Fee Offsets							—

Net Fee Due							$8,172.48

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(2)

Represents additional shares to be registered under the Chinook 2015 Equity Incentive Plan (the “Chinook 2015 Plan”) resulting from the annual automatic increase in the number of authorized shares available for issuance under the Chinook 2015 Plan.

(3)

Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act on the basis of the average of the high and low prices of the Registrant’s common stock as reported on The Nasdaq Global Market on February 22, 2023.

(4)

Represents additional shares to be registered under the Chinook 2015 Employee Stock Plan (the “Chinook 2015 ESPP”) resulting from the annual automatic increase in the number of authorized shares available for issuance under the Chinook 2015 ESPP.

(5)

Estimated in accordance with Rules 457(c) and 457(h) of the Securities Act solely for the purpose of calculating the registration fee. The proposed maximum offering price per share of $19.38 was computed by averaging the high and low prices of a share of Registrant’s common stock as reported on The Nasdaq Global Market on February 22, 2023, multiplied by 85%, which is the percentage of the trading price per share applicable to purchasers under the Chinook 2015 ESPP.

(6)	Consists of 45,000 shares of the Registrant’s common stock issuable under a new employment inducement stock option award granted on May 6, 2022 in accordance with Nasdaq Listing Rule 5635(c)(4).
(7)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act. The price per share and aggregate offering price are calculated on the basis of the exercise price of $13.64 per share.

(8)	Consists of 24,700 shares of the Registrant’s common stock issuable under a new employment inducement stock option award granted on July 29, 2022 in accordance with Nasdaq Listing Rule 5635(c)(4).
(9)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act. The price per share and aggregate offering price are calculated on the basis of the exercise price of $18.51 per share.

(10)	Consists of 28,900 shares of the Registrant’s common stock issuable under a new employment inducement stock option award granted on January 5, 2023 in accordance with Nasdaq Listing Rule 5635(c)(4).
(11)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act. The price per share and aggregate offering price are calculated on the basis of the exercise price of $24.50 per share.